UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  November 21, 2008

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2008, Theravance, Inc. (“Theravance”) entered into an amendment to the Amended and Restated Rights Agreement between Theravance and The Bank of New York Mellon Corporation (formerly known as “The Bank of New York”) dated June 22, 2007 (the “Rights Agreement”).  This amendment to the Rights Agreement increases from 15% to 19% the threshold percentage ownership of Theravance’s outstanding Common Stock necessary to cause a person or group to become an “Acquiring Person” under the Rights Agreement and thereby trigger the issuance of rights under the Rights Agreement.

The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the amendment, attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The description of the amendment to the Rights Agreement set forth above under Item 1.01 is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
Exhibit 4.1	Amendment to Rights Agreement dated November 21, 2008 between Theravance, Inc. and The Bank of New York Mellon Corporation (formerly known as “The Bank of New York”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: November 25, 2008	By:	/s/ Michael W. Aguiar

Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amendment to Rights Agreement dated November 21, 2008 between Theravance, Inc. and The Bank of New York Mellon Corporation (formerly known as “The Bank of New York”)